PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-92161
                                                                      333-95805




                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                      Share         Primary
       Name of Company                  Ticker        Amounts    Trading Market
-----------------------------          --------    -----------   --------------
Abbott Laboratories                       ABT            14            NYSE
Allergan, Inc.                            AGN             1            NYSE
Andrx Corporation-Andrx Group             ADRX            2           NASDAQ
Advanced Medical Optics, Inc.             AVO         0.222222         NYSE
Biovail Corporation                       BVF             4            NYSE
Bristol-Myers Squibb Company              BMY            18            NYSE
Eli Lilly & Company                       LLY            10            NYSE
Forest Laboratories, Inc.                 FRX             4            NYSE
Hospira, Inc.                             HSP            1.4           NYSE
IVAX Corporation                          IVX          2.34375         AMEX
Johnson & Johnson                         JNJ            26            NYSE
King Pharmaceuticals, Inc.                 KG           4.25           NYSE
Medco Health Solutions                    MHS          2.6532          NYSE
Merck & Co., Inc.                         MRK            22            NYSE
Mylan Laboratories, Inc.                  MYL           2.25           NYSE
Pfizer Inc.                               PFE            58            NYSE
Schering-Plough Corporation               SGP            14            NYSE
Valeant Pharmaceuticals                   VRX             1            NYSE
Watson Pharmaceuticals, Inc.              WPI             1            NYSE
Wyeth                                     WYE            12            NYSE
Zimmer Holdings, Inc.                     ZMH            1.8           NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.